UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Territorial Bancorp Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1132 Bishop Street, Suite 2200

Honolulu, Hawaii 96813

IMPORTANT NOTICE FROM TERRITORIAL BANCORP INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 11, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Territorial Bancorp Inc. (the “Company”), dated May 8, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 11, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 19, 2020.

THE NOTICE SHOULD BE READ WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2020

TO THE HOLDERS OF COMMON STOCK OF TERRITORIAL BANCORP INC.:

NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Territorial Bancorp Inc. (the “Annual Meeting”) has been changed. As previously announced, the Annual Meeting will be held on June 11, 2020, at 8:30 a.m., local time. Due to the public health concerns regarding the coronavirus (COVID-19) and restrictions on in-person gatherings, the Annual Meeting will be held in a virtual-only format. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2020, or if you hold a legal proxy for the meeting provided by your bank, broker, or nominee. To participate in the Annual Meeting, you must go online to www.virtualshareholdermeeting.com/TBNK2020 and enter the 16-digit control number found on your proxy card. If you no longer have your control number and your shares are in certificate form or electronic form at the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you may contact Broadridge at (844) 343-7951, to get your control number. If your shares are held through a broker, you may contact your broker to obtain your control number. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. In addition to being available for inspection at 1132 Bishop Street, Suite 2200, Honolulu, Hawaii 96813 for 10 days prior to the Annual Meeting, a list of stockholders will be available for inspection online during the Annual Meeting.

Whether or not you plan to participate in the Annual Meeting, we urge you to vote as promptly as possible by one of the methods described in the proxy card you previously received for the Annual Meeting. The proxy card will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted and do not want to change your vote, it is not necessary to vote again.

Vernon Hirata
Corporate Secretary

May 19, 2020

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, the Notice of the Annual Meeting of Stockholders, the 2019 Annual Report to Stockholders and instructions regarding participation in the live audio webcast are available on the Internet at www.proxyvote.com.